UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 3, 2017

CYRUSONE INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35789	46-0691837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Cedar Springs Road, Suite 900, Dallas, TX 75201

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (972) 350-0060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 3, 2017, CyrusOne Inc., a Maryland corporation (the “Company”), announced that its operating partnership, CyrusOne LP, a Maryland limited partnership (the “Operating Partnership”), and CyrusOne Finance Corp., a Maryland corporation and a wholly owned subsidiary of the Operating Partnership (together with the Operating Partnership, the “Issuers”), closed their previously announced offering of $200.0 million aggregate principal amount of their 5.000% senior notes due 2024 (the “New 2024 Notes”) and $200.0 million aggregate principal amount of their 5.375% senior notes due 2027 (the “New 2027 Notes” and, together with the New 2024 Notes, the “New Notes”). The New 2024 Notes have terms substantially identical to those of the 5.000% notes due 2024 issued by the Issuers on March 17, 2017 (the “Original 2024 Notes”), and the New 2027 Notes have terms substantially identical to those of the 5.375% notes due 2027 issued by the Issuers on March 17, 2017 (the “Original 2027 Notes” and, together with the Original 2024 Notes, the “Original Notes”). The Issuers intend to use the net proceeds from the offering to repay borrowings outstanding under the Operating Partnership’s revolving credit facility.

In connection with the issuance of the New Notes, the Issuers entered into the Registration Rights Agreements (as defined below).

Registration Rights Agreements

On November 3, 2017, the Issuers entered into (i) a registration rights agreement relating to the New 2024 Notes, by and among the Issuers, the guarantors party thereto and J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and KeyBanc Capital Markets Inc., as representatives of the initial purchasers of the New 2024 Notes (the “2024 Registration Rights Agreement”), and (ii) a registration rights agreement relating to the New 2027 Notes, by and among the Issuers, the guarantors party thereto and J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and KeyBanc Capital Markets Inc., as representatives of the initial purchasers of the New 2027 Notes (the “2027 Registration Rights Agreement” and, together with the 2024 Registration Rights Agreement, the “Registration Rights Agreements”), which will give holders of the New Notes certain exchange and registration rights with respect to the New 2024 Notes and the New 2027 Notes, as applicable. Pursuant to each Registration Rights Agreement, the Issuers have agreed to use commercially reasonable efforts to file an exchange offer registration statement with the Securities and Exchange Commission and to have the registration statement declared effective on or prior to the 390th day after the issue date of the Original Notes, and to complete an exchange offer. In addition, under certain circumstances, the Issuers may be required to file a shelf registration statement to cover resales of the New 2024 Notes or New 2027 Notes, as applicable. The Issuers are required to pay additional interest if they fail to comply with their obligations to register the New Notes within the specified time periods.

The above description of the Registration Rights Agreements does not purport to be a complete statement of the parties’ rights and obligations under the Registration Rights Agreements and is qualified in its entirety by reference to the terms of the Registration Rights Agreements, copies of which are attached hereto as Exhibit 4.1 and Exhibit 4.2 and incorporated herein by reference.

ITEM 2.03 — CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

ITEM 9.01 — EXHIBITS

(d) Exhibits

Exhibit No.	Description
4.1

5.000% Senior Notes due 2024 Registration Rights Agreement dated November 3, 2017, among CyrusOne LP, CyrusOne Finance Corp., the guarantors party thereto and J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and KeyBanc Capital Markets Inc., as representatives of the initial purchasers.

4.2

5.375% Senior Notes due 2027 Registration Rights Agreement dated November 3, 2017, among CyrusOne LP, CyrusOne Finance Corp., the guarantors party thereto and J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and KeyBanc Capital Markets Inc., as representatives of the initial purchasers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYRUSONE INC.

Date: November 3, 2017	By:	/s/ Robert M. Jackson
Robert M. Jackson
Executive Vice President, General Counsel and Secretary

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